Exhibit 77Q


COHEN & STEERS REAL ESTATE SECURITIES FUND, INC.

ARTICLES SUPPLEMENTARY

Cohen & Steers Real Estate Securities Fund, Inc., a Maryland corporation
(the "Corporation") registered as an open-end management investment company under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The fifty million (50,000,000) shares of common stock, par value one-tenth of one cent ($.001) per share (the "Common Stock"), classified as Class B Common Stock, that the Corporation has authority to issue are hereby reclassified as additional shares of Class I Common Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such class of Common Stock as set forth in the charter of the Corporation.

SECOND: Immediately before the reclassification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue three hundred million (300,000,000) shares of stock, all of which were shares of Common Stock, having an aggregate par value of three hundred thousand dollars ($300,000), classified in six classes as follows:

		CLASS				SHARES

		Class A Common Stock		50,000,000
      Class B Common Stock		50,000,000
      Class C Common Stock		50,000,000
		Class I Common Stock		50,000,000
		Class R Common Stock		50,000,000
		Class Z Common Stock		50,000,000

THIRD: As hereby reclassified, the total number of shares of stock which the Corporation has authority to issue is three hundred million (300,000,000) shares of stock, all of which are shares of Common Stock, having an aggregate par value of three hundred thousand dollars ($300,000), classified in five classes as follows:

		CLASS				SHARES

		Class A Common Stock		50,000,000
      Class C Common Stock		50,000,000
		Class I Common Stock		100,000,000
		Class R Common Stock		50,000,000
		Class Z Common Stock		50,000,000

FOURTH: The Board of Directors of the Corporation reclassified the shares of Class B Common Stock under the authority contained in the charter of the Corporation.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Cohen & Steers Real Estate Securities Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 25th day of June, 2015.

ATTEST:						COHEN & STEERS
REAL ESTATE SECURITIES FUND, INC.


/s/ Tina M. Payne			/s/Adam M. Derechin
Tina M. Payne			        Adam M. Derechin
Assistant Secretary			President




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